EXHIBIT


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CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.385 AND 78.390)
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USE BLACK INK ONLY - DO NOT HIGHLIGHT          ABOVE SPACE FOR OFFICE USE ONLY



CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATION
PURSUANT TO NRS 78.385 AND 78.390 - (AFTER ISSUANCE OF STOCK)

1. Name of the corporation:

Turbodyne Technologies, Inc.

2. The articles have been amended as follows (provide article number if available):

Article 1. of the Articles of Incorporation hereby deleted in its entirety and replaced with the following:

1. Name of Corporation.

The name of the corporation is. Electronic Propulsion Labs, Inc.

Section 3. shall be amended to: add the following :

     Each share of common stock of the Corporation issued and outstanding as of the effective date of this amendment will be subject to a 1 for 20 reverse split, with all fractional shares being rounded up to the nearest whole share. The par value of the common shares will remain $0.001."

Article 4. Board of Directors. shall be amended by eliminating paragraph 4(c).

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power or such greater proportion of the voting power as may be required in the case of a vote by classes or series , or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is

4. Effective date of filing (optional): --------------------


5. Signature: (required) /s/ Jason myers
   Signature of Officer

*if any proposed amendment would alter or change any preference or any relative to other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.